UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 2, 2004

                           COGENCO INTERNATIONAL INC.
                           --------------------------
           (Name of small business issuer as specified in its charter)


Colorado                      2-87052-D                      84-0194754
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State of                      Commission File                IRS Employer
Incorporation                 Number                         Identification No.


                            4085 South Dexter Street
                            Englewood, Colorado 80113
                            -------------------------
                     Address of principal executive offices

                                  303-758-1357
                                  ------------
                           Telephone number, including
                                    Area code

                                 Not applicable
                                 --------------
           Former name or former address if changed since last report

Item 5 - Other Events

Appointment of Director and Officer
-----------------------------------

     On July 2, 2004, the Company's Board of Directors approved the appointment of Robert A. Melnick to serve on the Board of Directors of the Company. Robert
A. Melnick, age 49, since 1995, has been engaged in the field of automotive finance. Mr. Melnick served in the capacity as Finance Director for Chesrown Automotive, which was acquired by AutoNation in 1997. Mr. Melnick continued to serve in that capacity for AutoNation until January 2004. Since January 2004, Mr. Melnick has been an independent consultant in the financial services area of the automotive industry. Mr. Melnick received his B.A. from Drake University and M.S. from Carnegie-Mellon University.

     In addition, on July 2, 2004, the Company's Board of Directors appointed Albert Brenman, who currently serves as a Director of the Company, to the position of Secretary. David W. Brenman, also a member of the Board of Directors, previously served as Secretary of the Company.

Item 701 Disclosure - Recent Sales of Unregistered Securities
-------------------------------------------------------------

     On July 29, 2004, the Company completed the sale of 400,000 shares of our restricted common stock to four investors: 165,000 shares to Ruedi Eidenbenz; 78,000 shares to Herald Janssen; 57,000 shares to Andreas Kandziora and 100,000 shares to Robert A. Melnick. The four investors represented that they were accredited investors. Messrs. Eidenbenz, Janssen, and Kandziora are neither residents nor citizens of the United States. The following sets forth the information required by Item 701 in connection with that transaction:

(a)  The transaction was completed July 29, 2004.

(b)  There was no placement agent or underwriter for the transaction.

(c)  The shares were sold for $.10 per share for a total price of $40,000.

(d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction. In addition, the exemption from registration provided by Regulation S is available to the investors who are not U.S. Persons. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investors obtained all information regarding Cogenco that they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e) The common stock issued in this transaction are not convertible or exchangeable. No warrants were issued in this transaction.

(f) We received $40,000 in cash proceeds from the issuance of the shares which will be used for working capital purposes.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of July, 2004.



                                             Cogenco International, Inc.


                                             By: /s/ David W. Brenman
                                             ------------------------
                                             David W. Brenman
                                             President